Exhibit 5.2

ATTORNEYS • CIVIL LAW NOTARIES • TAX ADVISERS

Beethovenstraat 400 1082 PR Amsterdam T +31 20 71 71 000	Amsterdam, 8 May 2025

To Viatris Inc.:

We have acted as legal counsel as to Dutch law to Viatris Inc. and the Dutch Company in connection with the filing of the Registration Statement with the SEC. This opinion letter is rendered to you in order to be filed with the SEC as an exhibit to the Registration Statement.

Capitalised terms used in this opinion letter have the meanings set forth in Exhibit A to this opinion letter. The headings used in this opinion letter are for convenience of reference only and are not to affect its construction or to be taken into consideration in its interpretation.

This opinion letter is strictly limited to the matters stated in it and may not be read as extending by implication to any matters not specifically referred to in it. Nothing in this opinion letter should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in any document reviewed by us in connection with this opinion letter, except as expressly confirmed in this opinion letter.

In rendering the opinions expressed in this opinion letter, we have exclusively reviewed and relied upon the Registration Statement, the Forms of Indenture, the Form of Notation of Guarantee and pdf copies of the Corporate Documents and we have assumed that any issuance of Registered Securities or the entering of any Agreements shall be effected for bona fide commercial reasons. We have not investigated or verified any factual matter disclosed to us in the course of our review.

Amsterdam
This communication is confidential and may be subject to professional privilege. All legal relationships are subject to NautaDutilh N.V.'s general terms and conditions (see https://www.nautadutilh.com/terms), which apply mutatis mutandis to our relationship with third parties relying on statements of NautaDutilh N.V., include a limitation of liability clause, have been filed with the Rotterdam District Court and will be provided free of charge upon request. NautaDutilh N.V.; corporate seat Rotterdam; trade register no. 24338323.

Brussels

London

Luxemburg

New York

Rotterdam

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This opinion letter sets out our opinion on certain matters of the laws with general applicability of the Netherlands, and, insofar as they are directly applicable in the Netherlands, of the European Union, as at today's date and as presently interpreted under published authoritative case law of the Dutch courts, the General Court and the Court of Justice of the European Union. We do not express any opinion on tax law, Dutch or European competition law, data protection law, securitization law or regulatory law. No undertaking is assumed on our part to revise, update or amend this opinion letter in connection with or to notify or inform you of, any developments and/or changes of Dutch law subsequent to today's date. We do not purport to opine on the consequences of amendments to the Registration Statement or the Corporate Documents subsequent to the date of this opinion letter.

The opinions expressed in this opinion letter are to be construed and interpreted in accordance with Dutch law. The competent courts at Amsterdam, the Netherlands have exclusive jurisdiction to settle any issues of interpretation or liability arising out of or in connection with this opinion letter. Any legal relationship arising out of or in connection with this opinion letter (whether contractual or non-contractual), including the above submission as to jurisdiction, is governed by Dutch law and shall be subject to the general terms and conditions of NautaDutilh. Any liability arising out of or in connection with this opinion letter shall be limited to the amount which is paid out under NautaDutilh's insurance policy in the matter concerned. No person other than NautaDutilh may be held liable in connection with this opinion letter.

In this opinion letter, legal concepts are expressed in English terms. The Dutch legal concepts concerned may not be identical in meaning to the concepts described by the English terms as they exist under the law of other jurisdictions. In the event of a conflict or inconsistency, the relevant expression shall be deemed to refer only to the Dutch legal concepts described by the English terms.

For the purposes of this opinion letter, we have assumed that:

a.
drafts of documents reviewed by us will be signed in the form of those drafts, each copy of a document conforms to the original, each original is authentic, and each signature is the genuine signature of the individual purported to have placed that signature;

b.
if any signature under any document is an electronic signature (as opposed to a handwritten (“wet ink”) signature) only, it is either a qualified electronic signature within the meaning of the eIDAS Regulation, or the method used for signing is otherwise sufficiently reliable;

c.	the Registration Statement, in the form reviewed by us, has become or will become effective automatically upon filing with the SEC by Viatris Inc.;

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d.	the Current Articles are the Articles of Association currently in force (as supported by the Extract) and as they will be in force at each Relevant Moment;

e.
the Dutch Company has not (i) been dissolved (ontbonden), (ii) ceased to exist pursuant to a merger (fusie) or a division (splitsing), (iii) been converted (omgezet) into another legal form, either national or foreign, (iv) had its assets placed under administration (onder bewind gesteld), (v) been declared bankrupt (failliet verklaard), been granted a suspension of payments (surseance van betaling verleend), or started or become subject to statutory proceedings for the restructuring of its debts (akkoordprocedure) or (vi) been made subject to similar proceedings in any jurisdiction or otherwise been limited in its power to dispose of its assets. The Extract and our inquiries of today with the Insolvency Registers support the items (i) through (v) (except for any statutory proceedings for the restructuring of debts (akkoordprocedure) that have not, or not yet, been filed in the Insolvency Registers) of this assumption. However, this information does not constitute conclusive evidence that the events set out in items (i) through (v) have not occurred;

f.
each Power of Attorney (i) is in full force and effect, and (ii) under any applicable law other than Dutch law, validly authorises the person or persons purported to be granted power of attorney, to represent and bind the Dutch Company for the purposes stated therein;

g.
under any applicable law, the Agreements shall constitute the legal, valid and binding obligations of the parties expressed to be a party thereto, enforceable against them in accordance with their terms; and

h.	at each Relevant Moment, each of the assumptions made in this opinion letter will be correct in all aspects by reference to the facts and circumstances then existing.

Based upon and subject to the foregoing and subject to the qualifications set forth in this opinion letter and to any matters, documents or events not disclosed to us, we express the following opinions:

Incorporation and Corporate Status

1.	The Dutch Company has been duly incorporated and is validly existing as a besloten vennootschap met beperkte aansprakelijkheid.

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Execution of Agreements

2.
Any Agreement when duly signed by all members of the Board, any member of the Board or a holder of a Power of Attorney for such purpose, shall have been duly and validly executed on behalf of the Dutch Company.

3.	The Registration Statement has been validly signed on behalf of the Dutch Company.

Corporate Power

4.	The Dutch Company has the corporate power to enter into any Agreements and to perform its obligations thereunder and to sign the Registration Statement.

Corporate Action

5.
The Dutch Company has taken all corporate action required by its Articles of Association and Dutch law in connection with the entering into any Agreements and the performance of its obligations thereunder and with the signing of the Registration Statement.

The opinions expressed above are subject to the following qualifications:

A.
The opinion expressed in paragraph 1 (Incorporation and Corporate Status) of this opinion letter must not be read to imply that the Dutch Company cannot be dissolved (ontbonden). A company such as the Dutch Company may be dissolved, inter alia by the competent court at the request of the company's management board, any interested party (belanghebbende) or the public prosecution office in certain circumstances, such as when there are certain defects in the incorporation of the company. Any such dissolution will not have retro-active effect.

B.	The Extract does not constitute conclusive evidence of the facts reflected therein.

C.
Pursuant to Article 2:7 DCC, any transaction entered into by a legal entity may be nullified by the legal entity itself or its liquidator in bankruptcy proceedings (curator) if the objects of that entity were transgressed by the transaction and the other party to the transaction knew or should have known this without independent investigation (wist of zonder eigen onderzoek moest weten). The Dutch Supreme Court (Hoge Raad der Nederlanden) has ruled that in determining whether the objects of a legal entity are transgressed, not only the description of the objects in that legal entity's articles of association (statuten) is decisive, but all (relevant) circumstances must be taken into account, in particular whether the interests of the legal entity were served by the transaction. Based on the objects clause contained in the Current Articles, we have no reason to believe that, by entering into any Agreements or by the performance of its obligations thereunder, the Dutch Company would transgress the description of the objects contained in its Current Articles. However, we cannot assess whether there are other relevant circumstances that must be taken into account, in particular whether the interests of the Dutch Company are served by entering into any Agreements since this is a matter of fact.

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D.
A power of attorney or mandate granted by the Dutch Company will terminate in the event of a bankruptcy and become ineffective upon the suspension of payments of the principal or, unless otherwise provided, the attorney.

E.	The opinions expressed in this opinion letter may be limited or affected by:

a.	rules relating to Insolvency Proceedings or similar proceedings under a foreign law and other rules affecting creditors' rights generally;

b.
the provisions of fraudulent preference and fraudulent conveyance (Actio Pauliana) and similar rights available in other jurisdictions to insolvency practitioners and insolvency office holders in bankruptcy proceedings or creditors;

c.	claims based on tort (onrechtmatige daad);

d.	sanctions and measures, including but not limited to those concerning export control, pursuant to European Union regulations, under the Dutch Sanctions Act 1977 (Sanctiewet 1977) or other legislation;

e.	the Anti-Boycott Regulation and related legislation;

f.	any intervention, recovery or resolution measure by any regulatory or other authority or governmental body in relation to financial enterprises or their affiliated entities; and

g.
the rules of force majeure (niet toerekenbare tekortkoming), reasonableness and fairness (redelijkheid en billijkheid), suspension (opschorting), dissolution (ontbinding), unforeseen circumstances (onvoorziene omstandigheden) and vitiated consent (i.e., duress (bedreiging), fraud (bedrog), abuse of circumstances (misbruik van omstandigheden) and error (dwaling)) or a difference of intention (wil) and declaration (verklaring).

F.	This opinion letter does not purport to express any opinion or view on the operational rules and procedures of any clearing or settlement system or agency.

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We consent to the filing of this opinion letter as an exhibit to the Registration Statement and also consent to the reference to NautaDutilh in the Registration Statement under the caption “Legal Matters”. In giving this consent we do not admit or imply that we are a person whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or any rules and regulations promulgated thereunder.

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Sincerely yours,

/s/ Nauta Dutilh N.V.
Nauta Dutilh N.V.

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EXHIBIT A
LIST OF DEFINITIONS

"Agreements"	any Indenture or any Notation of Guarantee

"Anti-Boycott Regulation"	Regulation (EC) No 2271/96 on protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom

"Articles of Association"	the Dutch Company’s articles of association (statuten) as they read from time to time

"Board"	the board of directors (bestuur) of the Dutch Company.

"Commercial Register"	the Commercial Register held by the Dutch Chamber of Commerce (handelsregister gehouden door de Kamer van Koophandel)

"Common Stock"	shares of common stock in Viatris Inc. with a par value of $0.01 per share

"Corporate Documents"	the Deed of Incorporation, the Current Articles and the Extract

"Current Articles"	the Articles of Association as contained in the Deed of Incorporation

"DCC"	the Dutch Civil Code (Burgerlijk Wetboek)

"Debt Securities"	one or more series of debt securities issuable by Viatris Inc. and applicable guarantees offered by, among others, the Dutch Company and registered pursuant to the Registration Statement.

"Deed of Incorporation"	the deed of incorporation (akte van oprichting) of the Dutch Company, dated 25 July 2019

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"Dutch Bankruptcy Code"	the Dutch Bankruptcy Code (Faillissementswet)

"Dutch Company"	Mylan II B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), registered with the Commercial Register under number 75453444

"eIDAS Regulation"
Regulation (EU) No 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing Directive 1999/93/EC

"Extract"	a pdf copy of an extract from the Commercial Register, received by us by email and dated the date of this opinion letter with respect to the Dutch Company

"Forms of Indenture"	the forms of indenture as attached to the Registration Statement as Exhibit 4.11, Exhibit 4.12 and Exhibit 4.13

"Form of Notation of Guarantee"	the form of notation of guarantee as attached to each Form of Indenture as Exhibit A

"Indenture"
any indenture or supplemental indenture to be entered into between Viatris Inc., the Company as Guarantor, any additional Guarantors and the Trustee (as defined therein) in respect of the issuance of Debt Securities, in the form of any Form of Indenture

"Insolvency Proceedings"
any insolvency proceedings within the meaning of Regulation (EU) 2015/848 on insolvency proceedings (recast), listed in Annex A thereto and any statutory proceedings for the restructuring of debts (akkoordprocedure) pursuant to the Dutch Bankruptcy Code

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"Insolvency Registers"
the online central insolvency register (Centraal Insolventie Register), the online EU Insolvency Register (Centraal Insolventie Register - EU Registraties) and the online Register of Decisions in a WHOA Procedure (Register uitspraken in een WHOA-procedure) held by the Council for the Administration of Justice (Raad voor de Rechtspraak)

"NautaDutilh"	NautaDutilh N.V.

"the Netherlands"	the European territory of the Kingdom of the Netherlands and "Dutch" is in or from the Netherlands

"Notation of Guarantee"	any notation of guarantee in the form of the Form of Notation of Guarantee

"Power of Attorney"
any power of attorney granted or to be granted by the Dutch Company for the purposes of executing Agreements on behalf of the Dutch Company and the performance of the Dutch Company’s obligations thereunder and under the Registered Securities, as relevant

"Preferred Stock"	shares of preferred stock in Viatris Inc. with a par value of $0.01 per share

"Registered Securities"	the Debt Securities, Common Stock, Preferred Stock, Warrants, Rights and Units

"Registration Statement"	Viatris Inc.’s registration statement on Form S-3 filed or to be filed with the SEC in the form reviewed by us

"Relevant Moment"	each time when the Dutch Company as Guarantor enters into an Indenture and/or a Notation of Guarantee

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"Rights"	one or more series of rights issuable by Viatris Inc. and registered pursuant to the Registration Statement consisting of one more rights to purchase Debt Securities, Common Stock or Preferred Stock

"SEC"	the United States Securities and Exchange Commission

"Units"
one or more series of units issuable by Viatris Inc. and registered pursuant to the Registration Statement consisting of two or more constituent securities in the form of Debt Securities, Common Stock, Preferred Stock, Rights or Warrants or any combination of such securities as specified in the applicable prospectus supplement

"Viatris Inc."	Viatris Inc., a Delaware corporation with its address at 1000 Mylan Boulevard, Canonsburg, Pennsylvania 15317

"Warrants"
one or more series of warrants issuable by Viatris Inc. and registered pursuant to the Registration Statement for the purchase of Debt Securities, Common Stock or Preferred Stock as specified in the applicable prospectus supplement